NEWS RELEASE for April 26, 2012 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2012

BURLINGTON, MA (April 26, 2012)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a global leader in laser and other light-based systems for aesthetic treatments, today announced financial results for the first quarter ended March 31, 2012.

First Quarter 2012 Year-Over-Year Financial Highlights Include:

•	Total revenues of $19.0 million, up 5%. Excluding the first quarter 2011 receipt of a $1.1 million back-owed royalty payment, total revenues were up 11%.

•	Professional product revenues of $11.9 million, up 13%

•	Professional product revenues gross margin of 59% in both periods

•	Consumer product revenues of $1.0 million. A majority of the 2011 consumer revenues were deferred until the fourth quarter.

•	Consumer product revenues gross margin of 15%

•
Loss before taxes of $2.2 million compared to 2011 loss before taxes of $1.9 million. First quarter 2011 included a $0.7 million positive effect from the receipt of a $1.1 million back-owed royalty payment.

•	Net loss of $2.3 million or $0.12 per share compared to 2011 net loss of $1.9 million or $0.10 per share

•	Cash and investments portfolio of $100.1 million

Chief Executive Officer Joseph P. Caruso commented, “We are pleased with the continued growth of our professional business as we expand and make key investments in all areas. This quarter was the tenth consecutive quarter of product revenue growth year over year.  We have started upgrading our existing customers with our newest flagship platform, the Palomar Icon™ Aesthetic System.  We have begun in North America and other strategic parts of the world.  We also placed many Icon systems with new customers.  We are still in the regulatory registration process for many countries and will continue to sell the popular StarLux 500® system in those countries until all registrations are complete. The Icon platform is the next generation of aesthetic system with melanin detection technology, high peak powers, state of the art cooling, built-in calibration, and an intuitive user interface to provide fast treatments with excellent outcomes and superior user experience.”

Mr. Caruso added, “In April, we expanded our professional product line with a low price non-ablative fractional laser named the Emerge™ Fractional Laser. We have leveraged many of our consumer products technologies and manufacturing processes to substantially reduce cost and enable us to offer this entry level professional system at a very attractive price.  The attractive price is intended to expand our customer base and allow us to cross sell our full line of professional laser and light-based aesthetic systems. Physician feedback has been very positive. The Emerge provides our sales force with a product offering for the current economic environment and full portfolio of professional products to meet all levels of demand.”

Mr. Caruso continued, “Our consumer product strategy continues to move along according to plan. We are using the PaloVia® Skin Renewing Laser® to gain valuable knowledge of the market and collect feedback from the retail channel and our consumers.  This new category of light-based aesthetic products is providing us with access to a base of consumers that has never been exposed to our professional products or technology.”

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Professional and consumer segment results for the three months ended March 31, 2012 and 2011 are as follows:

	For the three months ended March 31,
(in thousands)	2012			2011
	Professional	Consumer	Total	Professional	Consumer	Total

Revenues	$18,021	$979	$19,000	$18,156	$-	$18,156
Cost of revenues and royalties	7,280	835	8,115	7,403	41	7,444
Gross profit (loss)	10,741	144	10,885	10,753	(41)	10,712
Operating expenses	12,258	948	13,206	12,063	627	12,690
Loss from operations	$(1,517)	$(804)	$(2,321)	$(1,310)	$(668)	$(1,978)

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 318-8616 or listen to the webcast in the About Palomar/Investors section of the Company’s website at palomarmedical.com. A webcast replay will also be available.

About Palomar Medical Technologies, Inc.: Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women's and men's skin.  For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry's technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers.  Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated.  In June 2009, Palomar became the first company to receive a 510(k) over-the-counter (“OTC”) clearance from the FDA for a new, patented, home-use, laser device for the treatment of fine lines and wrinkles around the eyes (periorbital wrinkles). This OTC clearance allows the PaloVia® Skin Renewing Laser® to be marketed and sold directly to consumers without a prescription.

For more information on Palomar and its products, visit Palomar’s website at palomarmedical.com for professional products or palovia.com for consumer products. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

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With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2011 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Professional product revenues	$11,897,174	$10,546,648
Consumer product revenues	978,768	-
Service revenues	3,770,243	3,835,187
Royalty revenues	1,798,062	3,218,339
Other revenues	555,556	555,556
Total revenues	18,999,803	18,155,730

Costs and expenses:
Cost of professional product revenues	4,901,098	4,262,030
Cost of consumer product revenues	834,383	41,536
Cost of service revenues	1,659,963	1,853,182
Cost of royalty revenues	719,225	1,287,335
Research and development	3,372,261	3,647,916
Selling and marketing	6,681,525	5,556,292
General and administrative	3,151,967	3,485,401
Total costs and expenses	21,320,422	20,133,692

Loss from operations	(2,320,619)	(1,977,962)

Interest income	89,003	113,381
Other income	11,802	9,842

Loss before income taxes	(2,219,814)	(1,854,739)

Provision for income taxes	71,978	39,253

Net loss	$(2,291,792)	$(1,893,992)

Net loss per share:
Basic	$(0.12)	$(0.10)
Diluted	$(0.12)	$(0.10)

Weighted average shares outstanding:
Basic	18,858,464	18,652,038
Diluted	18,858,464	18,652,038

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Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$83,993,497	$87,817,176
Accounts receivable, net	9,525,602	9,853,682
Inventories	22,822,387	21,175,754
Other current assets	1,729,448	999,919
Total current assets	118,070,934	119,846,531

Marketable securities and other investments	16,139,604	21,268,777

Property and equipment, net	36,386,996	36,713,578

Other assets	241,671	232,594

Total assets	$170,839,205	$178,061,480

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$3,086,455	$3,476,030
Accrued liabilities	7,517,163	12,437,921
Deferred revenue	4,126,323	4,423,980
Total current liabilities	14,729,941	20,337,931

Accrued income taxes	3,128,100	3,082,356

Total liabilities	$17,858,041	$23,420,287

Stockholders’ equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	-	-
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued - 19,589,744 and 19,573,244 shares, respectively	195,898	195,733
Additional paid-in capital	219,737,936	219,062,043
Accumulated other comprehensive loss	(308,144)	(263,849)
Accumulated deficit	(66,644,526)	(64,352,734)
Treasury stock, at cost – 56,500 and 0 shares, respectively	-	-
Total stockholders’ equity	$152,981,164	$154,641,193

Total liabilities and stockholders’ equity	$170,839,205	$178,061,480
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